Exhibit 10.31
(ENGLISH TRANSLATION)
Buenos Aires, December 17th, 2009
Messrs.
Adeco Agropecuaria S.A.
Cavok S.A.
Bañado del Salado S.A.
Agro Invest S.A.
Pilagá S.R.L.
Establecimientos El Orden S.A.
Agrícola Ganadera San José S.R.L.
Catarmarca 3454 — Martinez
Provincia de Buenos Aires
Attn.: Pepe Imbrosciano / Emilio Gnecco
Re.:Second complementary Offer to the Master Agreement
Dear Sirs,
     In my capacity of representative of QuickFood S.A., a corporation organized and existing in the City of Buenos Aires under the laws of the Republic of Argentina, domiciled in Perú 359, 12th floor, suite 1201 (“QF” or the“Buyer”), I address to you in reference to (i) the offer of master agreement for the purchase of livestock, the agricultural lease and the hiring of a service of agricultural exploitation dated December 14th, 2009 made to Adeco Agropecuaria S.A., Cavok S.A., Bañado del Salado S.A., Agro Invest S.A., Pilagá S.R.L., Establecimientos El Orden S.A. and Agrícola Ganadera San José S.R.L. (all the companies mentioned, together as, the “Sellers”, and the offer which is made reference, the “Offer”), and (ii) the complementary offer to the master agreement dated December 16th, 2009 made to Adeco Agropecuaria S.A., Cavok S.A., Bañado del Salado S.A., Agro Invest S.A., Pilagá S.R.L., Establecimientos El Orden S.A. and Agrícola Ganadera San José S.R.L. (the “Complementary Offer”).
     In that sense, we propose to complement and modify certain clauses included in the Offer, which in case of being accepted by you, shall be governed by the following terms and conditions (the “Second Complementary Offer”):
     FIRST: Capitalized terms used in this Second Complementary Offer that have not been assigned a specific meaning, will have the meaning assigned in the Offer.
     SECOND: As foreseen: (i) by Section 3.02 of the Offer; and (ii) the third clause of each of the lease offers that QF shall send dated December 14th, 2009 to the Sellers (the “Lease Offers”), it is stated that the first quarter by which the Sellers shall invoice the Lease Price and the Price (as defined in the Offer and in each of the Lease Offers, respectively), shall be considered as of December 1st, 2009.

     THIRD: As stipulated in Section 5.01 (c)(i) and related to the Offer, it is stated that the date as of the Sellers shall invoice the costs regarding the Sellers Agricultural and Administrative Workers to QF shall be December1st, 2009.
     FOURTH: This Second Complementary offer shall be considered accepted by each of the Sellers at the time of issuance of invoices for the payment of the Purchase Price, and simultaneously with the acceptance of the Offer and the Complementary Offer.

QuickFood S.A.
/s/ Luis Miguel Bameule
Luis Miguel Bameule
Vicepresident